UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TURNING POINT THERAPEUTICS, INC.

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TURNING POINT THERAPEUTICS, INC.

10628 Science Center Drive, Suite 200

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Turning Point Therapeutics, Inc., a Delaware corporation, to be held on Monday, June 15, 2020, at 8:30 a.m. Pacific Time. In light of the COVID-19 pandemic, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/TPTX, where you will be able to listen to the meeting live, submit questions, and vote. The Annual Meeting is being held for the following purposes:

1.	To elect the three nominees for Class I director named in the accompanying proxy statement to serve for three-year terms until the 2023 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/TPTX prior to the deadline of Thursday, June 11, 2020 at 5:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person.

Our Board of Directors recommends a vote “FOR” for the election of all nominees for director to our Board of Directors and “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 20, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Athena Countouriotis, M.D.
President and Chief Executive Officer

San Diego, California

April 29, 2020

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TURNING POINT THERAPEUTICS, INC.

10628 Science Center Drive, Suite 200

San Diego, California 92121

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Turning Point Therapeutics, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Turning Point”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 1, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 11, 2020.

What is the format of the Annual Meeting?

In light of the COVID-19 pandemic, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/TPTX prior to the deadline of Thursday, June 11, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/TPTX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/TPTX. The webcast will begin at 8:30 a.m. Pacific Time on June 15, 2020.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials. If you do not have your control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/TPTX.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/TPTX. The webcast will start at 8:30 a.m. Pacific Time on June 15, 2020. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet.

What do I need in order to be able to participate in the Annual Meeting online?

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/TPTX prior to the deadline of Thursday, June 11, 2020 at 5:00 p.m. Eastern Time and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/TPTX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

You will need the control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/TPTX.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 35,925,150 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2020 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the three nominees for Class I director named in this proxy statement to serve for three-year terms until the 2023 Annual Meeting of Stockholders (Proposal 1); and

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Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

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To vote during the Annual Meeting, follow the instructions posted at www.proxydocs.com/TPTX. You must register in advance at www.proxydocs.com/TPTX prior to the deadline of Thursday, June 11, 2020 at 5:00 p.m. Eastern Time to be able to vote during the Annual Meeting.

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To vote over the telephone, dial toll-free (866) 697-7122 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 8:30 a.m. Pacific Time on June 15, 2020 to be counted.

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To vote through the internet, go to www.proxypush.com/TPTX to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 8:30 a.m. Pacific Time on June 15, 2020 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Turning Point. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director named in this proxy statement, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our Secretary at 10628 Science Center Drive, Suite 200, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by 8:30 a.m. Pacific Time on June 15, 2020.

•	You may attend and vote during the Annual Meeting which will be hosted via the internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2021 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2021, to the attention of our Secretary at 10628 Science Center Drive, Suite 200, San Diego, CA 92121. If you wish to submit a proposal (including a director nomination) at the 2021 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 15, 2021 and March 17, 2021, provided that, if our 2021 Annual Meeting of Stockholders is earlier than May 16, 2021 or later than July 15, 2021, your written request must be received by our Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

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To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 35,925,150 shares outstanding and entitled to vote. Thus, the holders of at least 17,962,576 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of nine members. There are four directors in Class I, whose term of office expires at the Annual Meeting: Athena Countouriotis, M.D., Jingrong Jean Cui, Ph.D., Patrick Machado, J.D. and Garry Nicholson. Dr. Cui is not standing for re-election and is leaving the Board of Directors as of the date of the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Dr. Countouriotis, Mr. Machado and Mr. Nicholson, each current directors of the Company, were each recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2023 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. We did not hold an annual meeting of stockholders in 2019.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2023 Annual Meeting

Athena Countouriotis, M.D., 48, joined us in May 2018 as Executive Vice President and Chief Medical Officer and was promoted to Chief Executive Officer and joined our Board of Directors in September 2018 and was appointed President in April 2019. Prior to joining us, Dr. Countouriotis was a Senior Vice President and Chief Medical Officer for Adverum Biotechnologies, Inc., a public biopharmaceutical company, from June 2017 to May 2018, and before that served as Senior Vice President, Chief Medical Officer of Halozyme Therapeutics, Inc., a public biopharmaceutical company, from January 2015 to May 2017. Dr. Countouriotis also served as Chief Medical Officer of Ambit Biosciences Corporation from February 2012 until Ambit’s acquisition by Daiichi Sankyo Company, in November 2014. Earlier in her career, Dr. Countouriotis led various clinical development organizations within Pfizer Inc. and Bristol-Myers Squibb Company for oncology therapeutics, including Sutent, Mylotarg, Bosulif and Sprycel. Dr. Countouriotis serves on the Board of Directors of Iovance Biotherapeutics, Inc., and Passage Bio, Inc., both public biopharmaceutical companies, and previously served on the Board of Directors of Trovagene, Inc., an oncology therapeutics company. Dr. Countouriotis earned a Bachelor of Science degree from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine. She received her initial training in pediatrics at the University of California, Los Angeles, and additional training at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology/Oncology Program.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Countouriotis’ management experience in the biopharmaceuticals industry and her medical background provide her with the qualifications and skills to serve on our Board of Directors.

Patrick Machado, J.D., 56, has served on our Board of Directors since May 2019. Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from 2009 to 2014 and as its chief financial officer from 2004 until his retirement in 2014. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also serves as Chair of the Board of Directors of Adverum Biotechnologies, Inc. and as a member of the Board of Directors of Arcus Biosciences, Inc., Chimerix, Inc. and Principia Biopharma Inc., and previously served on the Board of Directors of Endocyte, Inc., Inotek Pharmaceuticals Corporation (now Rocket Pharmaceuticals, Inc.), Axovant Sciences, Inc., SCYNEXIS, Inc. and Medivation, Inc. Mr. Machado received a B.A. in German and a B.S. in Economics from Santa Clara University and a J.D. from Harvard Law School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Machado’s extensive experience dealing with the operational and financial issues of biopharmaceutical companies provide him with the qualifications and skills to serve on our Board of Directors.

Garry Nicholson, 65, has served on our Board of Directors since January 2020. Mr. Nicholson has more than 30 years of pharmaceutical and biotech oncology experience. From August 2015 to October 2016 he served as President and Chief Executive Officer of XTuit Pharmaceuticals, Inc., where he was also a member of the Board of Directors. Mr. Nicholson joined Pfizer, Inc., in May 2008 to lead the global oncology franchise, finishing his career there as President, Pfizer Oncology in April 2015. During his tenure at Pfizer, Mr. Nicholson served on the Board of Directors of the Pfizer Foundation and was a member of the company’s Portfolio, Strategy and Investment Committee, which set corporate research and development priorities and investment strategy. Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly where he held roles of increasing responsibility, most recently as the Global Oncology Platform Leader. Mr. Nicholson currently serves as Chair of the Board of Directors of G1 Therapeutics, Inc. and as a member of the Board of Directors of Five Prime Therapeutics, Inc., and NextCure, Inc., all public biopharmaceutical companies. Mr. Nicholson previously served as a member of the Board of Directors of Tesaro, Inc., which was a public company until it was acquired by GlaxoSmithKline plc. Mr. Nicholson received a B.S. in Pharmacy from the University of North Carolina at Chapel Hill and an M.B.A. from the University of South Carolina.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Nicholson’s experience serving in executive positions with public and private biopharmaceutical companies and on the Board of Directors of public companies provide him with the qualifications and skills to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2021 Annual Meeting

Simeon J. George, M.D., M.B.A., 42, has served on our Board of Directors since May 2017. Dr. George joined S.R. One Limited, an indirect, wholly owned subsidiary of GlaxoSmithKline PLC, in 2007 as an Associate and became a Partner in 2010. Since February 2019 Dr. George has served as the Chief Executive Officer of S.R. One. From 2006 to 2007, Dr. George was a consultant at Bain & Company and in 2003 and 2004 he was an investment banker at Merrill Lynch and Goldman Sachs. In addition to our Board of Directors, Dr. George is currently a director of Crispr Therapeutics, Inc., and Principia Biopharma, Inc., both public biopharmaceutical companies, and also serves as a director on several private healthcare company boards. Dr. George was previously a director of Progyny (PGNY), Genocea (GNCA), HTG Molecular (HTGM) and Semprus Biosciences (acquired by Teleflex). Dr. George received his B.A. in Neuroscience from Johns Hopkins University, where he graduated Phi Beta Kappa. Dr. George received an M.D. from the University of Pennsylvania School of Medicine, and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. George’s experience in the biopharmaceutical industry, as well as his experience serving on the Board of Directors of multiple companies in the biopharmaceutical industry, qualifies him to serve on our Board of Directors.

Carl Gordon, Ph.D., CFA, 55, has served on our Board of Directors since May 2017. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Keros Therapeutics, Inc. and Prevail Therapeutics, Inc., both public biotechnology companies, as well as several private companies. Dr. Gordon previously served on the boards of directors of Alector, Inc., X4 Pharmaceuticals, Inc. (formerly Arsanis, Inc.), Acceleron Pharma Inc., ARMO Biosciences, Inc., Intellia Therapeutics, Inc. Selecta Biosciences, Inc., and Passage Bio, Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College and a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology and was a Fellow at The Rockefeller University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Gordon’s venture capital experience, expertise in the scientific field of molecular biology and financial credentials qualifies him to serve on our Board of Directors.

Carol Gallagher, Pharm.D., 55, has served on our Board of Directors since July 2019. She is currently the independent lead director at Atara Bio and Chairperson of Millendo Therapeutics, both public biopharmaceutical companies. Since 2014, Dr. Gallagher has served as a partner with New Enterprise Associates, a venture capital firm. She also currently serves as a director on several private, healthcare company boards. From 2011 until 2018, she was a director at AnaptysBio and she also served as a director of several private boards prior to joining New Enterprise Associates. Dr. Gallagher served as a venture partner with Frazier Healthcare from October 2013 to July 2014. Dr. Gallagher served as President and CEO of Calistoga Pharmaceuticals from September 2008 until April 2011 when the company was acquired by Gilead Sciences. From 2007 to 2008, Dr. Gallagher served as president and CEO of Metastatix, Inc, a biopharmaceutical company. Prior to that time, starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Idec, CancerVax and Anadys Pharmaceuticals. She studied chemistry at Vanderbilt University and attained her B.S. and Doctor of Pharmacy degrees from the University of Kentucky.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Gallagher’s extensive experience and her service as a director of other biopharmaceutical companies qualifies her to serve on our Board of Directors.

Directors Continuing in Office Until the 2022 Annual Meeting

Jacob M. Chacko, M.D., M.B.A., 41, has served on our Board of Directors since November 2018. Since May 2018, Dr. Chacko has served as the Chief Executive Officer of ORIC Pharmaceuticals, Inc., a biopharmaceutical company. Prior to ORIC, Dr. Chacko served as Chief Financial Officer of Ignyta, Inc., a publicly traded precision oncology company, from April 2014 until February 2018 when Ignyta was acquired by Roche Holdings, Inc. Prior to Ignyta, Dr. Chacko was Vice President at TPG Capital from August 2008 until May 2014. From 2002 until 2003, Dr. Chacko was a consultant serving healthcare clients at McKinsey & Company. Dr. Chacko served on the Board of Directors of RentPath Inc., a digital media company, from 2011 until 2014, Envision Pharmaceutical Services, LLC from 2013 until 2014, Bonti, Inc., a biotechnology company, in 2018 and the Packard Children’s Health Alliance at the Lucile Packard Children’s Hospital Stanford from 2013 until June 2017. Dr. Chacko currently serves on the Board of Directors of 4D Molecular Therapeutics, a biotechnology company, and chairs the Western Regional Selection Committee for the Marshall Scholarship. Dr. Chacko concurrently received his M.D. from the University of California, Los Angeles and his M.B.A. from Harvard Business School. Dr. Chacko received a M.Sc. from Oxford University as a Marshall Scholar.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Chacko’s experience in management in the biopharmaceutical and venture capital industries and his medical background provide him with the qualifications and skills to serve on our Board of Directors.

Sheila Gujrathi, M.D., 49, has served on our Board of Directors since November 2017 and was appointed as Chairperson of our Board of Directors in April 2019. Dr. Gujrathi currently serves as the Co-Founder, President and Chief Executive Officer, and as a member of the Board of Directors, of Gossamer Bio, Inc., a public biopharmaceutical company. Previously, Dr. Gujrathi was the Chief Medical Officer of Receptos, Inc., a public biopharmaceutical company, a position she held from June 2011 until its acquisition by Celgene in August 2015. Dr. Gujrathi joined Receptos from Bristol-Myers Squibb Company, where she was Vice President of the Global Clinical Research Group in Immunology from 2008 until 2011. Prior to joining Bristol-Myers Squibb, Dr. Gujrathi worked at Genentech, Inc., where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group from 2002 until 2008. From 1999 until 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi served on the Boards of Directors of Five Prime Therapeutics, Inc. from December 2015 to June 2019 and Ambrx from February 2014 to June 2015. Dr. Gujrathi received her B.S. with highest distinction in Biomedical Engineering and an M.D. from Northwestern University in its accelerated honors program in Medical Education. Dr. Gujrathi completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Gujrathi’s management experience in the biopharmaceuticals industry and her medical background provide her with the qualifications and skills to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Countouriotis and Dr. Gujrathi, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Gujrathi. Our Chair has the authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Chair has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

In addition, Dr. Gordon serves as our lead independent director. As lead independent director, Dr. Gordon presides over periodic meetings of our independent directors, serve as a liaison between the Chair of our Board of Directors and the independent directors, and perform such additional duties as set forth in our bylaws and as our Board of Directors may otherwise determine and delegate.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Turning Point Therapeutics, Inc. at 10628 Science Center Drive, Suite 200, San Diego, CA 92121. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is available on our website atwww.tptherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of

Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors held 10 meetings and acted by unanimous written consent without a meeting five times during 2019. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of the committees of the Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Robert Adelman, M.D.(1)
Jacob M. Chacko, M.D., M.B.A.(2)**	X*	X
Athena Countouriotis, M.D.
Jingrong Jean Cui, Ph.D.(3)
Kenneth Fong, Ph.D.(4)
Carol Gallagher, Pharm.D.(5)			X*
Simeon George, M.D., M.B.A.	X		X
Carl Gordon, Ph.D., CFA(6)
Sheila Gujrathi, M.D.
Hongbo Lu, Ph.D., M.B.A.(7)
Patrick Machado, J.D.(8)	X	X*
Garry Nicholson(9)		X	X

*	Committee Chairperson
**	Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002
(1)	Dr. Adelman served on the Board of Directors and the Compensation Committee until April 2019.
(2)	Dr. Chacko served as a member of the Nominating and Corporate Governance Committee until July 2019.
(3)	Dr. Cui is not standing for re-election and is leaving the Board of Directors as of the date of the Annual Meeting.
(4)	Dr. Fong served as a member of the Board of Directors, the Audit Committee and the Compensation Committee until February 2019.
(5)	Ms. Gallagher became a member of the Board of Directors in July 2019 and a member and the chair of the Nominating and the Corporate Governance Committee in January 2020.
(6)	Dr. Gordon served as a member and the chair of the Compensation Committee until January 2020.
(7)	Dr. Lu served as a member of the Board of Directors and the Audit Committee until May 2019.
(8)

Mr. Machado became a member of the Board of Directors and a member of the Compensation Committee and the Audit Committee in May 2019. Mr. Machado became the chair of the Compensation Committee in January 2020.

(9)	Mr. Nicholson became a member of the Board of Directors and a member of the Compensation Committee and Nominating and Corporate Governance Committee in January 2020.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Drs. Chacko and George and Mr. Machado, with Dr. Chacko serving as the chair. Dr. Fong served as a member of the Audit Committee until February 2019 and Dr. Lu served as a member of the Audit Committee until May 2019. The Audit Committee met six times during 2019. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Dr. Chacko qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Dr. Chacko’s formal education and the nature and scope of his experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.tptherapeutics.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee

Jacob M. Chacko, M.D., M.B.A., Chair

Simeon George, M.D., M.B.A.

Patrick Machado, J.D.

Compensation Committee

Our Compensation Committee currently consists of Mr. Machado, Mr. Nicholson and Dr. Chacko, with Mr. Machado serving as the chair. Dr. Adelman and Dr. Fong served as members of the Compensation Committee until April 2019 and February 2019, respectively. Dr. Gordon served as chair of the Compensation Committee throughout 2019. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Compensation Committee met six times and acted by unanimous written consent without a meeting one time during 2019. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. In December 2018, our Compensation Committee engaged the services of Radford, which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2019 executive and director compensation levels. The 2019 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Radford reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of Radford according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Radford did not raise any conflict of interest and did not adversely affect Radford’s independence.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We target equity compensation for our executives, delivered through equity-based awards between the 50th and 75th percentiles of equity compensation paid to executives in our compensation peer group. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that generally referencing the 50th percentile in setting salary and bonus compensation and the 50th to 75th percentiles in setting equity compensation for our executives, appropriately reflects our position and performance. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

The Compensation Committee charter can be found on our website at www.tptherapeutics.com in the Corporate Governance section.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Mr. Machado, Mr. Nicholson and Dr. Chacko. Dr. Adelman and Dr. Fong served as members of the Compensation Committee until April 2019 and February 2019, respectively. Dr. Gordon served as chair of the Compensation Committee throughout 2019. None of the members of our Compensation Committee during 2019 has at any time been our officer or employee. None of the members of our Compensation Committee during 2019 had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers serve, or in the past fiscal year has served, as a member of the Board of Directors or the Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Gallagher, Dr. George and Mr. Nicholson. Ms. Gallagher serves as the chair of our Nominating and Corporate Governance committee. Dr. Chacko served as a member of the Nominating and Corporate Governance Committee and Dr. George served as chair until July 2019, at which time Dr. Gallagher replaced Dr. Chacko as a member and Dr. George as chair of the committee. Mr. Nicholson joined the committee in January 2020. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee met twice during 2019. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10628 Science Center Drive, Suite 200, San Diego CA 92121, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder and the nominee as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.tptherapeutics.com in the Corporate Governance section.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2019 and 2018, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,105,641	$315,847
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,105,641	$315,847

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements. Included in the 2019 audit fees is $753,091 of fees billed in connection with our April 2019 initial public offering and our September 2019 public offering.

In connection with the audit of the 2019 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2020.

Name	Age	Position(s)
Athena Countouriotis, M.D.	48	President and Chief Executive Officer
Mohammad Hirmand, M.D.	50	Executive Vice President and Chief Medical Officer
Yi Larson	40	Executive Vice President and Chief Financial Officer
Annette North	54	Executive Vice President, General Counsel and Secretary
Siegfried Reich, Ph.D.	60	Executive Vice President and Chief Scientific Officer
Brian Baker, M.S., C.P.A.	53	Vice President, Finance and Administration

The following is biographical information for our executive officers other than Dr. Countouriotis, whose biographical information is included under Proposal 1.

Mohammad Hirmand, M.D. has served as our Executive Vice President and Chief Medical Officer since December 2019. Previously Dr. Hirmand served as Chief Medical Officer of Peloton Therapeutics, Inc., a biopharmaceutical company, from May 2017 to November 2019. Prior to that, he served in various roles at Medivation, Inc., a biopharmaceutical company, from 2007 to March 2017, including as Chief Medical Officer at the time of the acquisition by Pfizer, Inc. in 2016. Prior to Dr. Hirmand’s tenure at Medivation, he served in clinical development roles of increasing responsibility at Nuvelo, Inc. (now ARCA Biopharma, Inc.), SuperGen, Inc. (now Astex Pharmaceuticals, Inc.), Tularik, Inc. and Theravance Biopharma, Inc.    Dr. Hirmand received his M.D. from Harvard Medical School and his B.A. in Biological Sciences and Economics from Cornell University.

Yi Larson has served as our Executive Vice President and Chief Financial Officer since August 2019. Ms. Larson previously worked at Goldman Sachs & Co. LLC where she has held various roles since 2008, most recently as Managing Director of Healthcare Investment Banking since January 2018. During her tenure at Goldman Sachs & Co. LLC, Ms. Larson worked with a variety of biotechnology company boards of directors and management teams on a range of strategic financial matters, including capital and financing strategy, public stock offerings and other financings, and buy- and sell-side transactions. Ms. Larson graduated from The Wharton School at the University of Pennsylvania with a master’s degree in Business Administration concentrated in Finance. She also earned a master’s degree in Electrical Engineering and Computer Science and a bachelor’s degree in Electrical Engineering, both from the Massachusetts Institute of Technology.

Annette North has served as our Executive Vice President, General Counsel and Secretary since April 2019. Previously, Ms. North served as Senior Vice President, General Counsel of Kura Oncology, Inc., a publicly held clinical-stage biopharmaceutical company, from January 2015 to April 2019, and as General Counsel and Secretary of Wellspring Biosciences, Inc. and its parent company, Araxes Pharma LLC. Ms. North served as Senior Vice President and General Counsel of Ambit Biosciences Corporation, a publicly held biopharmaceutical company, from June 2013 to January 2015, and from January 2009 to December 2014, Ms. North was an independent legal consultant to a number of life sciences companies. From 2000 to 2008, Ms. North served as General Counsel and held a number of other positions at SGX Pharmaceuticals, Inc., a publicly held biopharmaceutical company which was acquired by Eli Lilly and Company in 2008. Earlier in her career, Ms. North served in legal positions at Axys Pharmaceuticals, Inc., and Sequana Therapeutics, Inc., and as a solicitor in law firms in London, England and Melbourne, Australia. Ms. North received both her Bachelor of Commerce and her Bachelor of Laws from the University of Melbourne, Australia.

Siegfried Reich, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since March 2020. Previously, Dr. Reich served as Senior Vice President, Research and was a co-founder of eFFECTOR Therapeutics, Inc., a biopharmaceutical company, from June 2012 to December 2019. Prior to that, Dr. Reich served as Senior Director Research Fellow at Lilly Biotech Center, Eli Lilly and Company, from 2009 to 2011 and Vice President, Head of Drug Discovery at SGX Pharmaceuticals, Inc. from 2006 to 2008, through to its acquisition by Eli Lilly and Company. From 1988 to 2006 Dr. Reich served in roles of increasing responsibility at Agouron Pharmaceuticals, Inc., and then at Pfizer, Inc., following Pfizer’s acquisition of Agouron in 2000, including as Vice President, Head of Viral and Ophthalmic Diseases from 2001 to 2006. Dr. Reich obtained his Ph.D. in Organic Chemistry from the University of California, Irvine and his B.S. in Chemistry from San Diego State University.

Brian Baker, M.S., C.P.A. has served as our Vice President of Finance and Administration since July 2017. Previously, Mr. Baker served as the Vice President, Finance at Cleave Biosciences, Inc. from February 2013 until July 2017. From 2011 through 2013, Mr. Baker worked as an independent finance consultant to multiple companies in the life science industry. From 2006 through 2010, Mr. Baker held positions of increasing responsibility, including Vice President Finance and Principal Accounting Officer, with Phenomix Corporation. From 2000 through 2006, Mr. Baker held positions of increasing responsibility with Cengent Therapeutics, Inc., (previously Structural Bioinformatics, Inc.). Mr. Baker began his accounting career with Pricewaterhouse Coopers (previously Price

Waterhouse) from 1996 through 2000. Mr. Baker received a B.S. in Business Administration—Accounting and an M.S. in Business Administration—Information Systems from San Diego State University. Mr. Baker maintains an active certified public accounting license in the state of California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2020, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,921,248 shares outstanding on March 15, 2020, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Turning Point Therapeutics, Inc., 10628 Science Center Drive, Suite 200, San Diego CA 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned(#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with FMR LLC(1)	4,840,646	13.5%
Entities affiliated with Cormorant Asset Management(2)	3,396,650	9.5%
Entities affiliated with OrbiMed Advisors LLC(3)	2,745,327	7.6%
Persons related to and including Jingrong Jean Cui, Ph.D.(4)	2,543,918	7.0%
S.R. One, Limited(5)	2,170,327	6.0%
Entities affiliated with BlackRock Institutional Trust(6)	2,130,831	5.9%
The Vanguard Group, Inc.(7)	1,965,234	5.5%
Named Executive Officers and Directors:
Athena Countouriotis, M.D.(8)	637,697	1.7%
Yi Larson(9)	4,972	*
Mohammad Hirmand, M.D.	—	*
Sheila Gujrathi, M.D.(10)	94,050	*
Jacob M. Chacko, M.D., M.B.A.(11)	22,860	*
Jingrong Jean Cui, Ph.D.(4)	2,543,918	7.0%
Carol Gallagher, Pharm.D.(12)	7,500	*
Simeon George, M.D., M.B.A.(5)	2,170,327	6.0%
Carl Gordon, Ph.D., CFA(3)	2,745,327	7.6%
Patrick Machado, J.D.(13)	10,000	*
Garry Nicholson(14)	2,083	*
All current executive officers and directors as a group (14 persons)(15)	8,344,791	23.2%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

Beneficial ownership is determined in accordance with SEC rules, and includes any shares to which the stockholder has sole or shares voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of March 15, 2020, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2020, as of December 31, 2019, FMR LLC owned 4,344,523 shares of common stock and certain of its affiliates beneficially owned 496,123 shares of common stock. The address of FMR LLC is: 245 Summer Street, Boston, Massachusetts 02210.

(2)

Based on a Schedule 13G/A filed with the SEC on February 14, 2020, as of December 31, 2019. Of such shares, (i) 1,733,498 shares of common stock are beneficially owned by Cormorant Global Healthcare Master Fund, LP, (ii) 1,733,498 shares of common stock are beneficially owned by Cormorant Global Healthcare GP, LLC, (iii) 889,153 shares of common stock are beneficially owned by Cormorant Private Healthcare Fund I, LP, (iv) 889,153 shares of common stock are beneficially owned by Cormorant Private Healthcare GP, LLC, (v) 653,144 shares of common stock are beneficially owned by Cormorant Private Healthcare Fund II, LP, (vi) 653,144 shares of common stock are beneficially owned by Cormorant Private Healthcare GP II, LLC, (vii) 3,396,650 shares of common stock are beneficially owned by Cormorant Asset Management, and (viii) 3,396,650 shares of common stock are beneficially owned by Bihua Chen. The address of Cormorant Asset Management is: 200 Clarendon Street 52nd Floor Boston, MA 02116.

(3)

Consists of (i) 2,027,550 shares of common stock are held by OrbiMed Private Investments VI, LP, (ii) 296,277 shares of common stock are held by The Biotech Growth Trust PLC, and (iii) 421,500 shares of common stock are held by Worldwide Healthcare Trust PLC. Carl Gordon, Ph.D., CFA, a member of OrbiMed Advisors LLC, is a member of our Board of Directors. The address of OrbiMed Advisors LLC and its affiliated funds is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)

Consists of (i) 1,301,298 shares of common stock held by Dr. Cui and 417,237 shares of common stock that Dr. Cui has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options; and (ii) 825,383 shares of common stock held by Dr. Yishan Li, the spouse of Dr. Cui. Dr. Cui is not standing for re-election and is leaving the Board of Directors as of the date of the Annual Meeting.

(5)

Consists of 2,170,327 shares of common stock held by S.R. One, Limited and/or its affiliated funds. Simeon George, M.D., M.B.A., a Partner at S.R. One, Limited, is a member of our Board of Directors. The address of S.R. One, Limited is 161 Washington Street, Suite 500, Conshohocken, PA 19428.

(6)

Based on a Schedule 13G/A filed with the SEC on February 7, 2020, as of December 31, 2019, Blackrock Institutional Trust owned 1,812,150 shares of common stock and certain of its affiliated other companies beneficially owned 318,681 shares of common stock. The address of Blackrock Institutional Trust is: 55 East 52nd Street New York, NY 10055.

(7)

Based on a Schedule 13G/A filed with the SEC on February 10, 2020, as of December 31, 2019, The Vanguard Group owned 1,965,234 shares of common stock. The address of The Vanguard Group is: 100 Vanguard Blvd. Malvern, PA 19355.

(8)

Consists of 22,706 shares of common stock and 614,991 shares of common stock that Dr. Countouriotis has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.

(9)	Consists of 2,222 shares of common stock and 2,750 shares of common stock that Ms. Larson has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(10)	Consists of 94,050 shares of common stock that Dr. Gujrathi has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(11)	Consists of 22,860 shares of common stock that Dr. Chacko has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(12)	Consists of 7,500 shares of common stock that Ms. Gallagher has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(13)	Consists of 10,000 shares of common stock that Mr. Machado has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(14)	Consists of 2,083 shares of common stock that Mr. Nicholson has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.
(15)

Consists of (i) the shares described in Notes (3) through (5) and Notes (8) through (14) above, (ii) 59,788 shares of common stock that Annette North, our Executive Vice President, General Counsel and Secretary, has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options and (iii) 3,016 shares of common stock held Brian Baker, M.S., C.P.A., our Vice President, Finance and Administration, and 43,253 shares of common stock that Mr. Baker has the right to acquire from us within 60 days of March 15, 2020 pursuant to the exercise of options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except that Dr. Cui filed a late Form 4 with respect to the exercise of 109,164 stock options in 2019 by her spouse Yishan Li.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors and the Board of Directors administer our compensation programs. Although focused on executive compensation, the Compensation Committee also sets the annual compensation guidelines for all our employees.

Our principal executive officer and the two other most highly compensated executive officers for the year ended December 31, 2019 (“Named Executive Officers”) are:

•	Athena Countouriotis, M.D., our President and Chief Executive Officer;

•	Yi Larson, our Executive Vice President and Chief Financial Officer; and

•	Mohammad Hirmand, M.D., our Executive Vice President and Chief Medical Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2019 AND 2018

Name and principal position	Year	Salary ($)		Bonus ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Athena Countouriotis, M.D.	2019	543,912		—		2,141,297	429,896	11,200	(3)	3,140,267
President and Chief Executive Officer	2018	329,442	(4)	400,000	(5)	7,766,667	158,971	8,690	(3)	8,670,850
Yi Larson	2019	158,523	(6)	360,757	(7)	11,715,012	283,500	61,632	(8)	12,586,576
Executive Vice President and Chief Financial Officer	2018	—		—		—	—	—		—
Mohammad Hirmand, M.D.	2019	33,750	(9)			6,856,889	—	5,755	(10)	6,896,394
Executive Vice President and Chief Medical Officer	2018	—		—		—	—	—		—

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officer upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2)	Amount represents annual performance-based cash bonuses earned in 2019 and 2018, which were paid in cash in January 2020 and in February 2019, respectively.
(3)

Amounts for 2019 and 2018 consist of our matching contributions on behalf of Dr. Countouriotis to our 401(k) plan. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(4)

Dr. Countouriotis joined us as our Chief Medical Officer in May 2018 at an annual salary of $490,000. In connection with Dr. Countouriotis’ appointment as Chief Executive Officer, Dr. Countouriotis’ salary was increased to $530,000, effective as of September 29, 2018. Amounts shown represent the compensation earned by Dr. Countouriotis during 2018 from and after her May 7, 2018 start date.

(5)

Amount consists of a $200,000 signing and retention bonus that became earned and paid in December 2018, and a $200,000 stay bonus that became earned and paid in November 2018, each pursuant to the terms of Dr. Countouriotis’ employment agreement.

(6)	Ms. Larson’s employment start date was August 26, 2019.

(7)

Amount consists of a $150,000 one-time signing bonus paid in August 2019 upon the commencement of Ms. Larson’s employment with the Company and a $100,000 relocation payment earned and paid in October 2019, together with a tax gross up payment.

(8)

Amounts for 2019 consist of the following: (i) our matching contribution of $3,674 on behalf of Ms. Larson to our 401(k) plan, and (ii) the total of Ms. Larson’s $10,000 monthly housing allowance earned and paid through December 31, 2019 and grossed up for applicable tax withholdings. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(9)	Dr. Hirmand’s employment start date was December 2, 2019.
(10)

Amount consists of monthly housing allowance paid to Dr. Hirmand through December 31, 2019, together with a tax gross up payment. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; certain health, welfare and 401(k) plan benefits and when determined necessary, limited perquisites. Our Named Executive Officers also have severance benefits in their respective employment agreements (see “Employment Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our Named Executive Officers other than Dr. Countouriotis is generally determined and approved by our Compensation Committee. The compensation of Dr. Countouriotis is determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

For 2019, our Board of Directors approved an increase to Dr. Countouriotis’ base salary of approximately 3% based on performance and evaluation of the third-party market compensation data and recommendations from Radford, , as necessary to be competitive with our peer group. The 2019 base salary increase for Dr. Countouriotis became effective on January 1, 2019.

Name	2018 Base Salary ($)	2019 Base Salary ($)
Athena Countouriotis, M.D.	530,000	545,900
Yi Larson(1)	—	450,000
Mohammad Hirmand, M.D.(2)	—	405,000

(1)	Ms. Larson’s employment start date was August 26, 2019.
(2)	Dr. Hirmand’s employment start date was December 2, 2019.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our Named Executive Officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and, in 2020, individual goals and to reward our executives who significantly impact our corporate results.

Annual corporate goals are established by the Board of Directors at the beginning of each year to which they relate, taking into consideration the recommendations of the Compensation Committee. The annual performance-based bonus each Named Executive Officer is eligible to receive is determined based on (i) the individual’s target bonus, as a percentage of base salary and (ii) achievement of corporate goals, as determined by the Board of Directors, based on a recommendation from the Compensation Committee. Beginning in 2020, for Named Executive Officers other than the Chief Executive Officer, a portion of the annual performance-based bonus will also be determined based on individual performance of the executive officer, which may be measured against any pre-established individual performance goals specified for any particular year and/or a general individual performance assessment for such period. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the corporate goals and for Named Executive Officers other than the Chief Executive Officer, beginning in 2020, also the percentage achievement of individual performance objectives. The extent to which each individual executive officer achieves his or her individual performance goals, if applicable, and his or her level of individual performance will be determined by the Compensation Committee based on our Chief Executive Officer’s review and recommendation to the Compensation Committee. The Board of Directors determines whether any weighting will be applied to each of the goals that comprise the established corporate performance goals.

At the close of the applicable fiscal year, the Compensation Committee comes to a general, subjective conclusion as to whether the corporate goals were met, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year and makes a recommendation to the Board of Directors. The Board of Directors following this recommendation from the Compensation Committee approves the extent to which we achieved the corporate goals. The Board of Directors may decide to pay bonuses to the executive officers even if the specified performance goals are not met, in recognition of the company’s performance throughout the year in meeting other objectives not contemplated at the beginning of the performance period. In making the final decision on the corporate goal achievement, the Board of Directors also considers the review of the year-end financial results. In sum, the amount of bonus compensation that is actually earned by our Named Executive Officers is a subjective, discretionary, determination made by the Board of Directors. The Board of Directors believes that maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances, and to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties. Our Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that our Board of Directors determines, in its sole discretion, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original goals are set. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.

Each Named Executive Officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. These bonus targets were set by our Board of Directors based on recommendations from our third-party compensation consultant as necessary to be competitive with the 50th percentile of our peer group:

Name	2019 Target Bonus
Athena Countouriotis, M.D.	50%
Mohammad Hirmand, M.D.	40%
Yi Larson	40%

The annual corporate performance goals are generally tied to achievement of research, clinical and regulatory milestones related to our clinical development programs. The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

For 2019, the corporate goals were weighted at 100% for each of the Named Executive Officers. Dr. Hirmand was not eligible to receive a performance bonus for 2019 as his employment start date was in December 2019. The corporate goals established and achieved for 2019 included various research and development activities and objectives related to our clinical development programs. In January 2020, the Board of Directors determined that 157.5% of the 2019 corporate goals had been achieved. Dr. Countouriotis’ performance-based bonus, which was weighted 100% on corporate goals that were determined to be 157.5% achieved, was approved by the Board of Directors in the amount of $429,896. Ms. Larson’s performance-based bonus, which was also weighted 100% on corporate goals that were determined to be 157.5% achieved, was approved by the Board of Directors in the amount of $283,500. In accordance with the terms of Ms. Larson’s employment agreement, this bonus amount was not pro-rated based on her employment start date in August 2019.

Long-term Incentive Program

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for Named Executive Officers and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our Named Executive Officers as an inducement to commencement of employment and we award annual refresher equity-based incentive awards at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years in order to facilitate retention. The stock option grants are intended to create a direct link between our Named Executive Officers’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees.

In February 2019, in connection with the annual compensation review, the Board of Directors upon recommendation from the Compensation Committee, approved the grant of an option to purchase 155,854 shares of our common stock to Dr. Countouriotis. In determining the number of shares that should be subject to this February 2019 option granted to Dr. Countouriotis, the Compensation Committee considered Dr. Countouriotis’ individual performance, overall contribution, the number of unvested stock options currently held by Dr. Countouriotis, the total number of shares available for grant under our 2013 Equity Incentive Plan, as amended (“Prior Plan”), and the levels of equity compensation provided by our peer companies to chief executive officers. In August 2019, the Board of Directors, upon recommendation from the Compensation Committee approved the grant of an option to purchase 312,397 shares of our common stock to Ms. Larson in connection with the commencement of Ms. Larson’s employment with us and in December 2019, the Board of Directors, upon recommendation from the Compensation Committee, approved the grant of an option to purchase 179,192 shares of our common to stock to Dr. Hirmand in connection with the commencement of Dr. Hirmand’s employment with us. In determining the number of shares that should be subject to the option grants to Ms. Larson and Dr. Hirmand upon commencement of their employment with us, the Compensation Committee considered the levels of equity compensation provided by our peer companies to executives in a similar position, the total number of shares available for grant under our 2019 Equity Incentive Plan (“2019 Plan”), and other factors deemed relevant by the Compensation Committee.

All of our stock option grants made to our Named Executive Officers vest over a four-year period subject to the Named Executive Officer’s continued services with us, as further described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below. In addition, the employment agreements with our Named Executive Officers provide for accelerated vesting of their equity awards upon an involuntary termination (both termination without cause and resignation for good reason) that occurs in connection with a change of control transaction. The Compensation Committee and our Board of Directors believe these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of the Compensation Committee members and a review of peer group practices, and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our Named Executive Officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting provisions for our Named Executive Officers is discussed below under “Employment Agreements with Named Executive Officers.”

Perquisites, Health, Welfare and Retirement Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all of our employees, including our Named Executive Officers. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit, non-qualified defined contribution plans or defined benefit pension plans sponsored by us. We provide a 401(k) plan for all our eligible employees, including our Named Executive Officers, as described in the section below entitled “401(k) Plan.” We reimbursed Ms. Larson for her commuting expenses from her place of residence to our corporate headquarters in San Diego, California prior to her relocation to San Diego, California and we provided Ms. Larson with a relocation allowance payment in connection with her relocation to San Diego, California. We reimburse Dr. Hirmand for his commuting expenses from his place of residence to our corporate headquarters in San Diego, California together with tax gross up payments. We also provided tax gross up payments to Ms. Larson with respect to taxes on her commuting expense reimbursements and relocation allowance. We do not provide any other perquisites or personal benefits to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for our Named Executive Officers.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($/share)(2)	Option Expiration Date
Athena Countouriotis, M.D.	6/6/2018	89,348	136,375	(3)	3.20	6/5/2028
	6/6/2018	28,215	47,026	(4)	3.20	6/5/2028
	11/6/2018	309,365	680,606	(5)	5.12	11/5/2028
	2/20/2019	—	155,844	(6)	7.43	2/19/2029
Yi Larson	8/26/2019	—	312,397	(7)	54.03	8/25/2029
Mohammad Hirmand, M.D.	12/2/2019	—	179,192	(8)	54.73	12/1/2029

(1)

Option awards with grant dates prior to April 16, 2019 were granted under the Prior Plan. Option awards with grant dates on or after April 16, 2019 were granted under the 2019 Plan. The terms of these plans are described below under the heading “Equity Compensation Plans.”

(2)

These option awards were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, as determined in good faith by our Board of Directors, which, since our initial public offering, is the closing market price of our common stock on the date of grant.

(3)

25% of the shares vested on the one-year anniversary of May 7, 2018 and 1/48th of the shares vest monthly thereafter over the next three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(4)

25% of the shares vested on the one-year anniversary of June 29, 2018 and 1/48th of the shares vest monthly thereafter over the next three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(5)

25% of the shares vested on the one-year anniversary of September 29, 2018 and 1/48th of the shares vest monthly thereafter over the next three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(6)

1/48th of the shares vest monthly over the four years following the grant date. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(7)

25% of the shares vest on the one-year anniversary of August 26, 2019 and 1/48th of the shares vest monthly thereafter over the next three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(8)

25% of the shares vest on the one-year anniversary of December 2, 2019 and 1/48th of the shares vest monthly thereafter over the next three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

Employment Agreements with Named Executive Officers

All of our Named Executive Officers have employment agreements with us that provide for, among other things, certain base salary, target bonus and severance payments to our Named Executive Officers as follows:

Athena Countouriotis, M.D.

In September 2018, we entered into an executive employment agreement with Dr. Countouriotis, our President and Chief Executive Officer, which governs the current terms of her employment with us. Pursuant to the agreement, Dr. Countouriotis’ annual base salary was set at $530,000, she is eligible to receive an annual discretionary bonus of up to 50% of her then-current base salary, as determined by our Board of Directors, and she was given a $200,000 signing and retention bonus, as well as a $200,000 one-time stay bonus. In connection with her appointment as our Chief Medical Officer in May 2018, our Board of Directors granted Dr. Countouriotis an option to purchase 225,723 shares of common stock and a performance option to purchase 75,241 shares of common stock. Following her promotion to Chief Executive Officer, in November 2018 the Board of Directors granted Dr. Countouriotis an option to purchase 989,971 shares of our common stock. Pursuant to the agreement, Dr. Countouriotis agreed to a one-year non-solicitation period in the event that her employment with us ends.

Mohammad Hirmand, M.D.

In October 2019, we entered into an executive employment agreement with Dr. Hirmand which became effective on the start of his employment with us in December 2019. Pursuant to the agreement, Dr. Hirmand’s annual base salary was set at $405,000 and he is eligible to receive an annual discretionary bonus of up to 40% of his then-current base salary based on the achievement of corporate and individual performance goals to be determined on an annual basis by our Board of Directors or our Compensation Committee. In addition, pursuant to the agreement, in December 2019 Dr. Hirmand was granted an option to purchase 179,192 shares of our common stock. Pursuant to the agreement, Dr. Hirmand is also entitled to a commuting allowance in connection with his commute to our San Diego, California office, of $4,000 per month, paid on a tax grossed-up basis. Pursuant to the agreement, Dr. Hirmand agreed to a one-year non-solicitation period in the event that his employment with us ends.

Yi Larson

In July 2019, we entered into an executive employment agreement with Ms. Larson which became effective on the start of her employment with us in August 2019. Pursuant to the agreement, Ms. Larson’s annual base salary was set at $450,000, she received a one-time sign-on bonus of $150,000, and she is eligible to receive an annual discretionary bonus of up to 40% of her then-current base salary based on the achievement of corporate and individual performance goals to be determined on an annual basis by our Board of Directors or our Compensation Committee. Ms. Larson is also receiving a temporary housing allowance of $10,000 per month for 12 months, paid on a tax grossed-up basis, and received a one-time relocation assistance payment of $100,000 for relocation to San Diego, California, also paid on a tax grossed-up basis. The sign-on bonus, housing allowance and relocation assistance payment are subject to repayment to our company in the event Ms. Larson voluntarily terminates her employment without good reason or is terminated by us for cause within 36 months of August 26, 2019. In addition, pursuant to the agreement, in August 2019 Ms. Larson was granted an option to purchase 312,397 shares of our common stock. Pursuant to the agreement, Ms. Larson agreed to a one-year non-solicitation period in the event that her employment with us ends.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts previously earned during his or her term of service, including accrued and unpaid salary and unused vacation pay, as applicable. In addition, our Board of Directors has approved certain Severance Benefit Plans as described below.

Severance Benefit Plans

Our Named Executive Officers are entitled to certain severance and change of control payments and benefits pursuant to our severance benefit plans. Our Severance Benefit Plan—C-Suite, as amended (“C-Suite Severance Benefit Plan”), provides for benefits to any officer with “Chief” in his or her title, and any executive vice president. Each of our Named Executive Officers is eligible to receive benefits under the C-Suite Severance Benefit Plan. Our Severance Benefit Plan—SVP/VP (“VP Severance Benefit Plan”) provides for benefits to any senior vice president or vice president designated by our Board of Directors or its Compensation Committee to be a participant under such plan. We refer to the C-Suite Severance Benefit Plan and the VP Severance Benefit Plan collectively as the Severance Benefit Plans.

Subject to certain conditions, the Severance Benefit Plans generally provide for lump-sum cash severance payments, continued health benefits and in some cases accelerated vesting of outstanding time-based equity awards in the event of an involuntary termination without “cause” or a resignation with “good reason” (a covered termination). In the event that the covered termination occurs within the period commencing three months before and ending 12 months after a change in control, then our executive officers who are participants under the C-Suite Severance Benefit Plan are entitled to an enhanced lump-sum cash severance payment, and our executive officers who are participants under either Severance Benefit Plan are entitled to full accelerated vesting of their outstanding time-based equity compensation awards.

In the event of a covered termination occurring more than three months before or 12 months after a change in control, and subject to our receipt of an effective release and waiver of claims from the applicable executive, Dr. Countouriotis would be entitled to receive a payment equal to 1.5 multiplied by the sum of her annual base salary and annual target bonus in effect at the time of termination, and Dr. Hirmand and Ms. Larson would be entitled to receive a payment equal to the executive’s annual base salary and annual target bonus in effect at the time of termination. In addition, vesting of time-based equity compensation awards held by the executive would be accelerated by the following number of months: 18 months for Dr. Countouriotis and 12 months for Ms. Larson.

In the event of a covered termination occurring within three months before or 12 months after a change in control, and subject to our receipt of an effective release and waiver of claims from the applicable executive, Dr. Countouriotis would be entitled to receive a payment equal to 2.0 multiplied by the sum of her annual base salary and her annual target bonus in effect at the time of termination, and Dr. Hirmand and Ms. Larson would be entitled to receive the sum of the executive’s annual base salary and the executive’s annual target bonus in effect at the time of termination. In addition, all time-based equity compensation awards held by the executive at the time of termination would be accelerated in full.

Under each Severance Benefit Plan, the term “cause” generally means (i) the employee’s conviction of, or plea of no contest with respect to, any felony, or of any misdemeanor involving dishonesty or moral turpitude; (ii) the employee’s participation in a fraud or act of dishonesty (or an attempted fraud or act of dishonesty) against us, or that results in (or could result in) material harm to us, including but not limited to material harm to reputational interests; (iii) the employee’s violation of a fiduciary duty or a duty of loyalty owed to us; (iv) the employee’s material breach of any fully executed agreement between the employee and us, including but not limited to the employment, confidential information and invention assignment agreement, or any of our applicable written policies; (v) persistent, unsatisfactory performance or neglect of the employee’s job duties, which is not cured within 30 business days after we provide the employee written notice (provided, that, such written notice and opportunity to cure are not required if the employee’s performance or neglect is not reasonably susceptible to being cured); or (vi) the employee’s gross misconduct or material failure to comply with our written instructions. The term “change in control” generally means (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) our complete dissolution or liquidation.

The term “good reason” generally means (i) a material reduction of the employee’s base compensation, unless such reduction is consistent with and generally applicable to all our executive officers and is agreed to in writing by the employee; (ii) a material reduction of the employee’s authority, responsibilities or duties; or (iii) the employee being required to relocate his or her principal place of employment with us to a principal place of employment more than fifty (50) miles from San Diego, California, in each case without the employee’s prior consent.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change of control related severance benefits also should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the Company.

Compensation Recovery Policies

The Board of Directors and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Board of Directors or the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plans

2013 Equity Incentive Plan

Our Board of Directors and stockholders adopted our Prior Plan in October 2013 and amended the Prior Plan in May 2017, November 2017 and October 2018. In April 2019, upon the effective date of the 2019 2019 Plan, the Prior Plan ceased to be available for new grants of equity awards. As of December 31, 2019, there were outstanding stock options covering a total of 4,134,909 shares that were granted under our Prior Plan. All outstanding awards granted under the Prior Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2019 Plan in accordance with its terms.

2019 Equity Incentive Plan

Our Board of Directors adopted, and our stockholders approved, our 2019 Plan in April 2019. Our 2019 Plan is a successor to and continuation of our Prior Plan. The 2019 Plan became effective on April 16, 2019. After such time, no further grants have been or will be made under the Prior Plan.

Stock Awards.    Our 2019 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”) stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares.    As of December 31, 2019, there were outstanding stock options covering a total of 1,119,360 shares that were granted under our 2019 Plan and outstanding stock options covering a total of 4,134,909 shares that were granted under our Prior Plan. As of December 31, 2019, there were 2,633,874 shares remaining available for the grant of stock awards under our 2019 Plan. The number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each calendar year through January 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our Board of Directors. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2019 Plan is 32,751,852.

Shares subject to stock awards granted under our 2019 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our 2019 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2019 Plan. Any shares reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2019 Plan.

Plan Administration.    Our Board of Directors, or a duly authorized committee of our Board of Directors, administers our 2019 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2019 Plan, our Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2019 Plan, the Board of Directors also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2019 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.    The 2019 Plan permits the grant of performance-based stock and cash awards. Our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board of Directors.

The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Board of Directors is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the board of director’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board of Directors is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board of Directors is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board of Directors.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure.    In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2019 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.    Our 2019 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

Under the 2019 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.    In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the 2019 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) our complete dissolution or liquidation or (5) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date of the underwriting agreement related to this offering, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendment or Termination.    Our Board of Directors has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts our 2019 Plan. No stock awards may be granted under our 2019 Plan while it is suspended or after it is terminated.

2019 Employee Stock Purchase Plan

Our Board of Directors adopted, and our stockholders approved, our 2019 Employee Stock Purchase Plan (“ESPP”) in April 2019. The ESPP became effective on April 16, 2019. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Share Reserve.    As of December 31, 2019, 278,304 shares of our common stock were authorized under the ESPP for issuance under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase and (2) 866,814 shares; provided that before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).

Administration.    Our Board of Directors administers the ESPP and may delegate its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions.    Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations.    Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board of Directors, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure.    In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the Board of Directors will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions.    In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Under the ESPP, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

ESPP Amendment or Termination.    Our Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Equity Incentive Plan(1)	5,254,269	$14.59	2,633,874
2019 Employee Stock Purchase Plan(2)	10,634	$31.12	278,304
Total equity compensation plans approved by security holders	5,264,903		2,912,178

Equity compensation plans not approved by security holders(3)	—	—	—

(1)

Under the terms of our 2019 Plan, the number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each year through January 1, 2029 by a number of shares equal to (i) 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or (ii) a lesser amount determined by our Board of Directors.

(2)

Under the terms of our ESPP, the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each year through January 1, 2029 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 866,814 shares; or (iii) a lesser amount determined by our Board of Directors.

(3)	As of December 31, 2019, we did not have any equity compensation plans that were not approved by our stockholders.

401(k) Plan

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $19,000 for calendar year 2019. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2019 may be up to an additional $6,000 above the statutory limit. In 2019, we made matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation and 50% of participant contributions above that level up to 5% of eligible compensation. Commencing in 2020, we make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 4% of eligible compensation up to an annual maximum of $11,500. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2019:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2019

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Sheila Gujrathi, M.D.	56,250	—	56,250
Jacob M. Chacko, M.D., M.B.A.	51,562	—	51,562
Patrick Machado, J.D.	36,378	616,272	652,650
Carl Gordon, Ph.D., CFA	33,750	277,070	310,820
Carol Gallagher, Pharm.D.	21,000	818,556	839,556
Simeon George, M.D., M.B.A.	33,625	277,070	310,695
Garry Nicholson(2)	—	—	—
Hongbo Lu, Ph.D., M.B.A. (3)	5,313	277,070	282,383
Robert Adelman, M.D.(4)	—	—	—
Kenneth Fong, Ph.D.(5)	—	—	—

(1)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded in 2019 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)	Mr. Nicholson joined our Board of Directors in January 2020.
(3)	Dr. Lu departed our Board of Directors in May 2019.
(4)	Dr. Adelman departed our Board of Directors in April 2019.
(5)	Dr. Fong departed our Board of Directors in February 2019.

Our Board of Directors adopted a compensation policy in April 2019 that is applicable to all of our non-employee directors which provides that each such non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $35,000 for all non-employee directors other than the Chair of our Board of Directors;

•	an annual cash retainer of $65,000 for the Chair of our Board of Directors (in lieu of the annual cash retainer above);

•

an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $7,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•

an initial option grant to purchase 30,000 shares of our common stock on the date of each new non-employee director’s appointment to our Board of Directors, vesting in 36 equal monthly installments; and

•	an annual option grant to purchase 15,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting in full on the one year anniversary of the date of grant.

In January 2020, our Board of Directors, following its’ review of the director compensation practices of our peer group with Radford, approved an amendment to this compensation policy which increased the annual cash retainer from $35,000 to $40,000, increased the annual cash retainer for the Chair of our Board of Directors from $65,000 to $70,000, increased the additional annual cash retainer for service as a member of the Nominating and Corporate Governance Committee from $3,750 to $4,000 and for service as Chair of the Nominating and Corporate Governance Committee from $7,000 to $8,000, decreased the initial option grant from 30,000 shares to 25,000 shares and decreased the annual option grant from 15,000 shares to 12,500 shares.

Each of the initial and annual option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change of control (as defined under our 2019 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2019 Plan. The options will be granted under our 2019 Plan, the terms of which are described in more detail above under “Equity Compensation Plans—2019 Equity Incentive Plan.”

Director’s fees are prorated to the date the director is appointed or elected. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors, subject to our travel policy.

Limitation of Liability and Indemnification

Our Amended and Restated Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under Delaware corporate law. Delaware corporate law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his or her capacity as our representative who is, or is threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our Amended and Restated Certificate of Incorporation because we believe that it is important to attract qualified directors and officers.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant and the related person had or will have a direct or indirect material interest where the amount involved exceeds $120,000.

Since January 1, 2019, we have engaged in the following transactions with our respective directors, executive officers and holders of more than 5% of voting securities, which we refer to as principal stockholders, and affiliates or immediate family members of our respective directors, executive officers and principal stockholders, other than employment and compensation arrangements, certain of which are described in the section above titled “Executive Compensation.” We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Investor Agreements

In connection with our Series D convertible preferred stock financing in October 2018, we entered into an amended and restated investors’ rights agreement, voting agreement and right of first refusal and co-sale agreement containing registration rights, information rights, voting rights and rights of first refusal and co-sale, among other things, with certain of our stockholders. The foregoing agreements terminated upon the closing of our initial public offering, except for the registration rights set forth in the investors’ rights agreement more fully described in our final prospectus for our initial public offering filed with the SEC on April 18, 2019 under the heading “Description of Capital Stock—Registration Rights.”

Participation in Public Offerings

In April 2019, we closed our initial public offering of an aggregate of 10,637,500 shares of our common stock at a price to the public of $18.00 per share (the “2019 Initial Offering”). The net proceeds to us from the 2019 Initial Offering were approximately $175.2 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Purchasers in the 2019 Initial Offering included the following then holders of more than 5% of our common stock, or entities affiliated with them. The following table sets forth the proceeds received and the shares of common stock issued to such holders in the 2019 Initial Offering:

Participants	Proceeds	Shares of Common Stock
Greater than 5% stockholders
Entities affiliated with Cormorant Asset Management	$7,200,000	400,000
LAV Prime Limited	$1,080,000	60,000
OrbiMed Private Investments VI, LP	$16,200,000	900,000
S.R. One, Limited	$5,850,000	325,000
Venbio Select Advisor	$1,080,000	60,000
Entities affiliated with FMR, LLC	$36,000,000	2,000,000
Foresite Capital Mgmt LLC	$9,900,000	550,000

In September 2019, we closed a follow-on public offering of an aggregate of 4,500,000 shares of our common stock at a price to the public of $45.00 per share (the “2019 Follow-on Offering”). The net proceeds to us from the 2019 Follow-on Offering were approximately $189.5 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Purchasers in the 2019 Follow-on Offering included the following then holders of more than 5% of our common stock, or entities affiliated with them. The following table sets forth the proceeds received and the shares of common stock issued to such holders in the 2019 Follow-on Offering:

Participants	Proceeds	Shares of Common Stock
Greater than 5% stockholders
Entities affiliated with Cormorant Asset Management	$19,237,500	427,500
OrbiMed Private Investments VI, LP	$7,999,965	177,777
S.R. One, Limited	$7,999,965	177,777
Entities affiliated with FMR, LLC	$7,409,925	164,665

Consulting Agreement

On November 14, 2017, we entered into a consulting agreement with Sheila Gujrathi, M.D., a member of our Board of Directors. Under the terms of the agreement, Dr. Gujrathi’s duties include providing general business and strategic advice and assistance as requested by our President and Chief Executive Officer and other members of our management team. The term of the agreement commenced on November 14, 2017 and continues for a period of four years. As compensation for her services, we granted Dr. Gujrathi an option to purchase 112,861 shares of our common stock, with such option grant vesting monthly over a four-year period, and agreed to reimburse Dr. Gujrathi for certain preapproved expenses at cost.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our Named Executive Officers, refer to “Executive Compensation—Employment Agreements with Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in “Executive Compensation—Overview—Outstanding Equity Awards at Fiscal Year End” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such parties.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-party transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-parties transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

STOCK PRICE PERFORMANCE GRAPH

The following stock performance graph compares our total stock return with the total return for (i) the Nasdaq Composite Index and (ii) the Nasdaq Biotechnology Index for the period from April 17, 2019 (the date our common stock commenced trading on the Nasdaq Global Select Market) through December 31, 2019. The figures represented below assume an investment of $100 in our common stock at the closing price of $28.90 on April 17, 2019 and in the Nasdaq Composite Index and the Nasdaq Biotechnology Index on April 17, 2019 and the reinvestment of dividends into shares of common stock. The comparisons in the graph are not intended to forecast or be indicative of possible future performance of our common stock.

The foregoing graph is furnished solely with this Proxy Statement, and is not filed with this Proxy Statement, and shall not be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Turning Point stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Turning Point. Direct your written request to Turning Point Therapeutics, Inc., Attn: Investor Relations, 10628 Science Center Drive, Suite 200, San Diego, CA 92121 or contact Investor Relations at (858) 925-5798. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Annette North
Executive Vice President, General Counsel and Secretary

April 29, 2020

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, TURNING POINT THERAPEUTICS, INC., 10628 SCIENCE CENTER DRIVE, SUITE 200, SAN DIEGO, CA 92121.

Turning Point Therapeutics

ANNUAL MEETING OF TURNING POINT THERAPEUTICS, INC.

1: Election of three Class I Directors

	For	Withhold	Directors Recommend
01 Athena Countouriotis, M.D.	☐	☐	For
02 Patrick Machado, J.D.	☐	☐	For
03 Garry Nicholson	☐	☐	For

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Turning Point Therapeutics

VOTE BY:

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- Cast your vote online.
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OR

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Call **866-697-7122**
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PROXY TABULATOR FOR

TURNING POINT THERAPEUTICS, INC.
P.O. BOX 8016
CARY, NC 27512

ANNUAL MEETING OF TURNING POINT THERAPEUTICS, INC. Annual Meeting of Turning Point Therapeutics, Inc. Date: June 15, 2020 to be held on Monday, June 15, 2020 Time: 8:30 A.M. (Pacific Time) for Holders as of April 20, 2020 Place: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/TPTX for more details This proxy is being solicited on behalf of the Board of Directors Please make your marks like this:                Use dark black pencil or pen only . VOTE BY: INTERNET TELEPHONE The Board of Directors recommends that you vote “FOR” Call all nominees for director listed below. provided www Before. The proxypush Meeting Go .com/TPTX To 866-697-7122 • Use any touch-tone telephone. 1: Election of three Class I Directors Directors • Cast your vote online. OR • ready. Recommend •View Meeting Documents. Have your Proxy Card/Voting Instruction Form For Withhold • Follow the simple recorded instructions. 01 Athena Countouriotis, M.D. For envelope MAIL 02 Patrick Machado, J.D. Forthe Or, to Attend the Virtual Meeting register in advance at: • Mark, sign and date your Proxy Card/Voting Instruction Form. 03 Garry Nicholson Forin www.proxydocs.com/TPTX • Detach your Proxy Card/Voting Instruction Form. • Cast your vote online. • Return your Proxy Card/Voting Instruction Form in the portion • View Meeting Documents. postage-paid envelope provided. The Board of Directors recommends that you votethis “FOR” the following: The undersigned hereby appoints Athena Countouriotis, M.D. and Yi Larson and each or either of them, as the For Against Abstain Recommend Directors just true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Turning Point Therapeutics, Inc. which the undersigned 2: Ratification of the selection of Ernst & For is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other Young LLP as our independent return matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such registered public accounting firm for our true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting fiscal year ending December 31, 2020. and and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR THE perforation RATIFICATION IN PROPOSAL 2. the All votes must be received by 8:30 A.M., Pacific Time, June 15, 2020. TO ATTEND the Annual Meeting of Turning Point Therapeutics, Inc., at please visit www.proxydocs.com/TPTX for virtual meeting registration PROXY TABULATOR FOR details. You must register before June 11, 2020 5:00pm ET to be able to TURNING POINT THERAPEUTICS, INC. participate in the meeting. carefully P.O. BOX 8016 CARY, NC 27512 The control number located in the shaded gray box will be separate required to register. Please    Authorized Signatures—This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Turning Point Therapeutics, Inc.    Annual Meeting of Stockholders June 15, 2020, 8:30 a.m. (Pacific Time)    This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Athena Countouriotis, M.D. and Yi Larson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Turning Point Therapeutics, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 15, 2020, 8:30 a.m. (Pacific Time) and all adjournments thereof. Please The purpose of the Annual Meeting is to take action on the following: 1. Election of three Class I Directors. The three nominees for director up for election are: Athena Countouriotis, M.D., Patrick Machado, J.D., and separate Garry Nicholson. 2. Ratification of the selection of Ernst & Young LLP as out independent registered public accounting firm for our fiscal year ending December 31, carefully 2020; and at the 3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees perforation for director and “FOR” Proposal 2. and    This proxy, when properly executed, will be voted in the manner directed return herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2. In their discretion, the Named Proxies just are authorized to vote upon such other matters that may properly come this before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box portion (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in in accordance with the Board of Directors’ recommendation. The Named the Proxies cannot vote your shares unless you sign and return this card. envelope provided .